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                                                                   EXHIBIT 3.48


                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                               TESORO WASATCH, LLC


         This Limited Liability Company Agreement (this "Agreement") of Tesoro Wasatch, LLC (the "Company"), is entered into by Tesoro Petroleum Corporation to hereby form a Delaware limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. ss. 18-101, et seq.) (the "Act"), which hereby agrees as follows:

         1. Name. The name of the limited liability company formed hereby is Tesoro Wasatch, LLC.

         2. Purpose. The purpose for which the Company is organized is to transact any and all lawful business for which limited liability companies may be organized under the Act.

         3. No State Law Partnership. The Company is not intended to be a partnership (including a limited partnership) or joint venture for any purposes other than U.S. federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.

         4. Registered Office. The registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         5. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         6. Member. The Member shall refer to the owner of all the outstanding ownership interests of the Company. The name and the mailing address of the initial Member is as follows:

              Tesoro Petroleum Corporation
              300 Concord Plaza Drive
              San Antonio, TX 78216-6999

         7. Powers. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2.

         8. Term. The term of the Company shall commence on the date of the filing of a Certificate of Formation in the Office of the Secretary of State of the State of Delaware and shall be perpetual, unless it is dissolved sooner as a result of (a) the written election of the Member, (b) the Company selling or otherwise disposing of its interest in all or substantially all of its property or (c) any other event causing dissolution under the Act.

         9. Capital Contributions. The Member shall make capital contributions to the Company at such times and in such amounts as determined by the Member. All capital contributions made by the Member to the Company shall be credited to the Member's account.


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         10. Management. Subject to the provisions of the Act and any limitations in this Agreement as to action to be authorized or approved by the Member, all management powers over the business and affairs of the Company shall be exclusively vested in a board of managers (the "Board of Directors"), comprised of a number of individuals (no less than one) (each, a "Director") determined by the Member and each of whom shall be appointed by the Member. Collectively, the Directors shall constitute "managers" of the Company within the meaning of the Act. The Board of Directors may delegate certain of its powers to officers (the "Officers"), who shall be agents of the Company. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Directors and of the Officers shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the Delaware General Corporation Law. Thus, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board of Directors, and the day-to-day activities of the Company shall be conducted on the Company's behalf by the Officers. In addition to the powers that now or hereafter may be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, the Board of Directors (subject to Section 11 of this Agreement) and the Officers (subject to
Section 12 of this Agreement and the direction of the Board of Directors) shall have full power and authority to do all things on such terms as they, in their sole discretion, may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company. The Member, by virtue of its status of a member of the Company, shall not have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company.

         11. Board of Directors.

                  (a) Election and Removal of Directors. Upon election by the Member, each Director shall hold office until death, disability, resignation or removal at any time at the pleasure of the Member. If a vacancy occurs on the Board of Directors, the Member shall elect a successor so that the Board of Directors remains fully constituted at all times.

                  (b)      Meetings and Approval Requirements.

                           (i) Regular Meetings. Regular meetings of the Board
                  of Directors shall be held as the Board of Directors may determine and, if so determined, no notice thereof need be given. Special meetings of the Board of Directors shall be held at the written request of any Director.

                           (ii) Telephonic Meetings. Any meeting of the Board of
                  Directors may be held by conference telephone call or through similar communications equipment by means of which all persons participating in the meeting are able to hear each other. Participation in a telephonic or videographic meeting held pursuant to this section shall constitute presence in person at such meeting.

                           (iii) Notices. Notices of regularly scheduled
                  meetings of the Board of Directors shall not be required unless the time or place of a particular regular meeting is other than as set forth in the schedule of regular meetings previously


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                  approved by the Board of Directors. Notices of special
                  meetings shall be required and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Special meetings shall be held at the address specified in the notice of such meeting or at such other place as shall be agreed by the Directors. Notice of a special meeting shall be given in writing to each Director not less than two (2) nor more than fifteen (15) days before the date of the meeting. Directors may waive in writing the requirements for notice before, at or after the special meeting involved. The presence of a Director at a meeting shall constitute waiver of notice unless said Director expressly states otherwise at the outset of such meeting.

                 (iv) Quorum. At each meeting of the Board of Directors, the presence in person or by electronic means, as the case may be, of a majority of the Directors shall be necessary to constitute a quorum for the transaction of business by the Board of Directors.

                 (v) Approval Requirements. The Board of Directors may act either through the presence of Directors voting at a meeting or by written consent without a meeting as described in clause (vi) below. In the case of actions taken at a meeting, the affirmative vote of at least a majority of the Directors present in person or by electronic means, as the case may be, and voting at a duly held meeting of the Board of Directors where a quorum is present shall be necessary for any action of the Board of Directors.

                 (vi) Written Consents. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by at least a majority of the Directors. Such consents shall be filed with the minutes of the proceedings of the Board of Directors.

        (c) Compensation and Reimbursement. Except as determined by the Board of Directors, no compensation or fees shall be paid by the Company to any individual for serving as a Director, nor shall any Director be entitled to reimbursement by the Company for expenses incurred in attending meetings of the Board of Directors.

         (d) Initial Director. The initial Directors, as of the effectiveness of this Agreement, are Bruce A. Smith, James C. Reed, Jr. and William T. Van Kleef.

         12. Officers.

             (a) Appointment and Tenure.

                 (i) The Member shall, from time to time, designate Officers of the Company to carry out the day-to-day business of the Company, such designation to be reflected by written action of the Member and filed in the minute books of the Company.


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                 (ii) The Officers of the Company shall be comprised of one or more individuals designated from time to time by the Member. No Officer need be a resident of the State of Delaware. Each Officer shall hold his offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Member. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the Officers and agents of the Company shall be fixed from time to time by the Member.

                 (iii) The Officers of the Company may consist of a president, a secretary and a treasurer. The Member may also designate one or more vice presidents, assistant secretaries, and assistant treasurers. The Member may designate such other officers and assistant officers and agents as the Member shall deem necessary.

             (b) Removal. Any Officer may be removed as such at any time by the Member, either with or without cause, in the discretion of the Member.

             (c) President. The president, if one is designated, shall be the chief executive officer of the Company, shall have general and active management of the day-to-day business and affairs of the Company as authorized from time to time by the Member and shall be authorized and directed to implement all orders, resolutions and business plans adopted by the Member.

             (d) Vice Presidents. The vice presidents, if any are designated, in the order of their seniority, unless otherwise determined by the Member, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the Member may from time to time prescribe.

             (e) Secretary; Assistant Secretaries. The secretary, if one is designated, shall perform such duties and have such powers as the Member may from time to time prescribe. The assistant secretaries, if any are designated, in the order of their seniority, unless otherwise determined by the Member, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the Member may from time to time prescribe.

             (f) Treasurer; Assistant Treasurers. The treasurer, if one is designated, shall have custody of the Company's funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated from time to time by the Member. The treasurer shall disburse the funds of the Company as may be ordered by the Member, taking proper vouchers for such disbursements, and shall render the president and the Member, when so directed, an account of all his transactions as treasurer and of the financial condition of the Company. The treasurer shall perform such


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         other duties and have such other powers as the Member may from time to time prescribe. If required by the Member, the treasurer shall give the Company a bond of such type, character and amount as the Member may require. The assistant treasurers, if any are designated, in the order of their seniority, unless otherwise determined by the Member, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the Member may from time to time prescribe.

         13. Distributions. The Company shall distribute to the Member any cash held by it which is not reasonably necessary for the operation of the Company.

         14. Securities Act Notice. The membership interests of the Member referenced herein have not been registered under the Securities Act of 1933, as amended, or under the provisions of any state securities act.

         15. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

         16. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         17. Certificates. Certificates representing membership interests of the Company shall be in such form or forms as the Member shall approve.

         18. Free Transferability of Membership Interests; Effect of Transfer. The membership interest in the Company, including without limitation the membership interest owned by the Member, shall be fully and freely transferable. Upon transfer of the certificates representing a membership interest, the transferee shall succeed immediately to all rights of the membership interest represented thereby, including without limitation all rights to receive distributions and management rights.

                          (continued on following page)


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         IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, has duly executed this Limited Liability Company Agreement as of the day of December, 2002.






                                         TESORO PETROLEUM CORPORATION



                                         By:  /s/ WILLIAM T. VAN KLEEF
                                             ----------------------------------
                                             William T. Van Kleef
                                             Executive Vice President and
                                             Chief Operating Officer